U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York		10043
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01	Other Events.

On May 6, 2011, Citigroup Inc. filed a Certificate of Amendment to its Restated Certificate of Incorporation (“Certificate of Amendment”) in order to effect a 1-for-10 reverse stock split and reduce the number of shares of common stock, par value $0.01 per share (the “Common Stock”), authorized under the Citigroup Restated Certificate of Incorporation, as amended, from 60 million to 6 million. The Certificate of Amendment was effective at 4:10 p.m. (Eastern Time) on May 6, 2011. The Certificate of Amendment and new specimen physical Common Stock certificate are filed as Exhibit 3.1 and 4.1, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.

On May 9, 2011, Citigroup announced that it had effected the Reverse Stock Split and that trading in the Common Stock on the New York Stock Exchange on a split-adjusted basis would begin the morning of May 9. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the reverse stock split, Citigroup was required to make adjustments to certain terms of its outstanding securities including the Warrants expiring October 28, 2018, the Warrants expiring January 4, 2019, the 7.50% T-DECS due December 15, 2012 and the 6.5% Non-Cumulative Convertible Preferred Stock, Series T. Adjustments were also made to the rights issued pursuant to the terms of Citigroup’s Tax Benefits Preservation Plan (the “Plan”). A chart summarizing the adjustments made to certain terms of Citigroup’s outstanding securities and a summary of the adjustments made to the Plan are filed as Exhibit 99.2 and 99.3, respectively to this Current Report on Form 8-K and each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Citigroup Inc., dated May 6, 2011

4.1	Specimen Physical Common Stock Certificate of Citigroup Inc.

99.1	Press Release, dated May 9, 2011, issued by Citigroup Inc.

99.2	Adjustments to Certain Terms of Citigroup Securities in Connection with Reverse Stock Split

99.3	Summary of Plan Adjustments, Citigroup Inc. Tax Benefits Preservation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: May 9, 2011
	By:	/s/ MICHAEL J. TARPLEY
	Name:	Michael J. Tarpley
	Title:	Assistant Secretary